                           Archibald Candy Corporation
                                  as Mortgagor

                                       TO

                              The Bank of New York,
                                  as Mortgagee

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                               SECOND AMENDMENT TO
             MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                  RENTS, FIXTURE FILING AND FINANCING STATEMENT
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Dated: As of June 8, 1999


Location: Chicago, Illinois

                              Permanent Real Estate
                 Index Number(s):      See Schedule A-1 Attached
                                  ---------------------------------

This document prepared by and after recording should be returned to:

                      Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive, Suite 2100
                      Chicago, Illinois 60606
                      Attention: Matthew R. Hartley, Esq.

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                THIS MORTGAGE SECURES FUTURE ADVANCES AND FUTURE
               OBLIGATIONS AT ANY TIME OUTSTANDING UP TO A MAXIMUM
                        PRINCIPAL AMOUNT OF $170,000,000

     THIS SECOND AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND FINANCING STATEMENT (the "Second Amendment"), is made as of June 8, 1999, between ARCHIBALD CANDY CORPORATION, ("Mortgagor"), and THE BANK OF NEW YORK, as trustee for the benefit of the holders of the Original Notes as (hereinafter defined), the Additional Notes (as hereinafter defined) and the Second Additional Notes (as hereinafter defined) ("Mortgagee").

                                    RECITALS

     1. WHEREAS, the Mortgagor entered into and delivered a certain Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated July 2, 1997 (the "Original Mortgage"), for the benefit of the Mortgagee as trustee for the benefit of the holders of the Original Notes, which Original Mortgage was recorded in the Cook County Recorder of Deeds on July 3, 1997 as Document No. 97482235, encumbering that certain real property described on Schedule A attached hereto;

     2. WHEREAS, the Original Mortgage was amended by that certain First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of December 7, 1998 (the "First Mortgage Amendment," and collectively with the Original Mortgage, the "Mortgage"), which First Mortgage Amendment was recorded in the Cook County Recorder of Deeds on December 8, 1998, as Document No. 08111895;

     3. WHEREAS, the Mortgage was given to the Mortgagee to, among other things, secure to the Mortgagee the repayment of certain sums together with interest thereon, pursuant to the terms of that certain Indenture, dated as of July 2, 1997 (the "Original Indenture"), as amended by that certain Supplemental Indenture, dated as of December 7, 1998 (the "Supplemental Indenture," and collectively with the Original Indenture, the "Indenture", hereinafter referred to as the Indenture) and the performance by the Mortgagor of certain covenants and agreements contained in the Mortgage and other Loan Documents (as defined in the Mortgage);

     4. WHEREAS, the Mortgagor, the Mortgagee and the Guarantors (as defined in the Indenture) have entered into a certain Second Supplemental Indenture of even date herewith (the "Second Supplemental Indenture") pursuant to which certain terms and provisions of the Indenture have been amended, modified or deleted as more particularly described therein; and

     5. WHEREAS, the Mortgagor and Mortgagee desire to amend the Mortgage in certain respects.

     NOW THEREFORE, in consideration of the execution and delivery of the Second Supplemental Indenture, the sum of Ten and 00/100 Dollars ($10.00) in hand paid by the Mortgagee to the Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

     6. The first recital to the Mortgage is hereby deleted in its entirety and replaced with the following:

                                     "WHEREAS, the Mortgagor and Mortgagee have entered into that certain Indenture dated as of July 2, 1997 (the "Original Indenture"), as amended by that Supplemental Indenture dated as of December 7, 1998 (the "Supplemental Indenture"), and as further amended by that Second Supplemental Indenture, dated as of June 8, 1999 (the "Second Supplemental Indenture," and collectively with the Original Indenture and the Supplemental Indenture, as amended, restated and supplemented or otherwise modified from time to time, the "Indenture") pursuant to which, among other things, the Mortgagor has issued, (i) pursuant to the Original Indenture, $100,000,000 in aggregate principal amount of its 10 1/4% Senior Secured Notes due July 1, 2004 (the "Original Notes"), (ii) pursuant to the Supplemental Indenture, an additional $30,000,000 in aggregate principal amount of its 10 1/4% Senior Secured Notes due July 1, 2004 (the "Additional Notes"), and (iii) pursuant to the Second Supplemental Indenture, an additional $40,000,000 in aggregate principal amount of its 10 1/4% Senior Secured Notes due July 1, 2004 (the "Second Additional Notes," and collectively with the Original Notes and the Additional Notes, the "Notes").

     7. MAXIMUM PRINCIPAL AMOUNT. The Mortgage, as amended by this Second Amendment, secures future advances and future obligations at any time outstanding up to a maximum principal amount of $170,000,000.

     8. Except as amended herein, all terms, provisions and conditions of the Mortgage, all Exhibits and Schedules thereto and all documents executed in connection therewith shall remain unmodified and in full force and effect and shall remain enforceable and binding in accordance with these terms. Mortgagor hereby ratifies and confirms each and every term and provision thereof as amended by this Second Amendment.

     9. In the event of a conflict between the terms and conditions of the Mortgage and the terms and conditions of this Second Amendment, then the terms and conditions of this Second Amendment shall prevail.

     10. This Second Amendment may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.



                [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this instrument to be duly executed as of the day and year first above written.


                                     ARCHIBALD CANDY CORPORATION


                                     By: /S/ TED A. SHEPHERD
                                     Its: President and Chief Operating Officer


Attest:
/S/ DONNA M. SNOPEK
Its: Vice President - Finance
 and Accounting


                                     BANK OF NEW YORK, as Trustee,

                                     By: /S/ MARY LAGUMINA
                                     Its: Assistant Vice President


Attest:
/S/ REMO REALE
Its: Vice President


     I hereby certify that the address of the Mortgagee named herein is The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286.


/s/ REMO REALE
on behalf of the Mortgagee

                            NOTARIAL ACKNOWLEDGMENTS

STATE OF ILLINOIS      )

COUNTY OF COOK         )

     I, LAURA J. SMILEY, a Notary Public in and for the said County and State aforesaid, DO HEREBY CERTIFY, that TED A. SHEPHERD and DONNA M. SNOPEK, the President and Secretary respectively of Archibald Candy Corporation, an Illinois corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such President and Secretary appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as of the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 8th day of June, 1999.


                               /S/ LAURA J. SMILEY
                               Notary Public


     THIS INSTRUMENT WAS PREPARED AND RECORDED COUNTERPARTS SHOULD BE RETURNED TO: MATT HARTLEY, SKADDEN, ARPS, SLATE, MEAGHER, & FLOM (ILLINOIS), 333 WEST WACKER DRIVE, 21ST FLOOR, CHICAGO, ILLINOIS 60606

                            NOTARIAL ACKNOWLEDGMENTS

STATE OF NEW YORK      )

COUNTY OF NEW YORK     )

     I, ROBERT SCHNECK, a Notary Public in and for the said County and State aforesaid, DO HEREBY CERTIFY, that MARY LAGUMINA and REMO REALE, the Assistant Vice President and Vice President respectively of Bank of New York, a New York banking corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Vice President appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as of the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 4th day of June, 1999.


                               /S/ ROBERT SCHNECK
                               Notary Public


     THIS INSTRUMENT WAS PREPARED AND RECORDED COUNTERPARTS SHOULD BE RETURNED TO: MATT HARTLEY, SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS), 333 WEST WACKER DRIVE, 21ST FLOOR, CHICAGO, ILLINOIS 60606